Exhibit 99.8

Tyco Separation Announcement

September 19, 2011

Vendor/Supplier Letter Template

Dear Supplier,

You may have heard the news that Tyco announced regarding the planned separation of Tyco’s businesses into three separate, publicly traded operating companies. The planned companies are:

ADT North America residential security, the leading provider of security and fire alarm systems serving more than 6 million homes and small businesses in the US and Canada.

Flow control, a global supplier of flow management, water and environmental systems and thermal control solutions.

Commercial fire and security, the largest global provider of fire and security products and services for commercial, industrial, governmental and retail customers worldwide.

I have attached a copy of the press release we issued on Monday, September 19, 2011 announcing this decision for your reference.

We’re excited about the potential benefits of this separation. As independent, publicly traded operating companies, ADT North America residential security, flow control, and commercial fire and security will be better positioned than ever to serve customers. These businesses provide a unique set of products and services tailored to the needs of specific customers, with little overlap, and we believe they can best achieve their full potential as standalone, independent companies rather than under the current Tyco structure.

Upon separation, each company will have its own operating management teams and boards of directors, focused on setting their own strategies for acquisitions, alliances, and resource allocations. Each business will also be able to sharpen its focus on serving its own distinct customer base.

We expect the planned separation will take 12 months to complete, and in the meantime we anticipate no significant impact on the operations of the business units, the products and services they offer or their interactions with you.  The vast majority of employees will not see significant changes to their day-to-day responsibilities.

As we work through the details in the coming months, you may want to consider how the separation could present new opportunities for you as a supplier to support these three companies. We have always viewed our relationship with our suppliers as a partnership built on trust and open communication, and we fully expect that philosophy to continue after the planned separation. We greatly value our relationship with you, and remain committed to excellence in all areas of our operations.

I’m pleased to be able to share this news today, and will keep you updated on our progress moving forward.  Please feel free to reach out to me or your contact within Tyco if you have any questions.

Regards,

(sig)

Name

OTHER IMPORTANT INFORMATION

In connection with the proposed spin-off transactions, a definitive proxy statement for the stockholders of Tyco will be filed with the Securities and Exchange Commission (the “SEC”).   Tyco will mail the final proxy statement to its stockholders.  BEFORE MAKING ANY VOTING DECISION, TYCO’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED SPIN-OFF TRANSACTIONS.  Investors and security holders may obtain, without charge, a copy of the proxy statement, as well as other relevant documents containing important information about Tyco at the SEC’s website (http://www.sec.gov) once such documents are filed with the SEC.  You may also read and copy any reports, statements and other information filed by Tyco at the SEC public reference room at 100 F. Street, N.E., Washington D.C 20549.  Please call the SEC at 1-800-SEC-0330 for further information.

Tyco and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed spin-off transactions.  Information concerning the interests of Tyco’s participants in the solicitation is set forth in Tyco’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and in the proxy statement relating to the spin-off transactions when it becomes available.